UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

JCM Partners, LLC (the "Company") held its annual meeting of Members on June 20, 2006. Over 86% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Preferred Units, including the Units held by the Company’s subsidiary (the "Units and Preferred Units") were present at the meeting (with over 76%, 86%, 89% and 94% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Units, respectively, present at the meeting). Under our Operating Agreement, Units and Preferred Units held by our subsidiary do not vote in the election of Managers. Over 80% of the Company’s Units and Preferred Units held by our Members, excluding JCM’s subsidiary, were voted at the meeting (with over 64%, 79%, 84% and 94% of the Company’s outstanding Class 1, 2 and 3 Units and Series B Units, respectively, voting at the meeting). At the meeting, our Members voted to elect Kenneth J. Horjus, Deborah K. Jansen and Michael W. Vanni as Group I Managers as follows:

Nominee Votes "For" Votes "Withheld"
Kenneth J. Horjus 51,069,452 3,723,623
Deborah K. Jansen 54,757,037 36,038
Michael W. Vanni 54,757,037 36,038

Since there were three nominees for three positions, and each of the three nominees received at least one affirmative vote, each nominee was re-elected. Therefore, Messrs. Horjus and Vanni and Mrs. Jansen were re-elected to the Board of Managers.

Pursuant to the Company’s Operating Agreement, the following Managers continued as Managers after the annual meeting:

Henry Conversano
Ken Dawson
Frank Deppe
Henry Doorn, Jr.
Marvin Helder
Gayle Ing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

June 27, 2006	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer